EXHIBIT 99.1

For Immediate Release

AAM Reports First Quarter 2016 Financial Results and
Announces Share Repurchase Program

Net income increases 15% on a year-over-year basis to $61.1 million, or $0.78 per share;
Board of Directors authorizes a share repurchase program of up to $100 million

DETROIT, May 6, 2016 -- American Axle & Manufacturing Holdings, Inc. (AAM), (NYSE: AXL) today reported its financial results for the first quarter of 2016 and announced a share repurchase program.
First Quarter 2016 Results

•	Sales of $969.2 million

•	Non-GM sales of $323.2 million

•	Gross profit of $174.0 million, or 18.0% of sales

•	Net income of $61.1 million, or $0.78 per share

•	EBITDA (earnings before interest, income taxes, depreciation and amortization) of $149.8 million, or 15.5% of sales

AAM’s net income in the first quarter of 2016 was $61.1 million, or $0.78 per share, as compared to net income of $53.2 million, or $0.68 per share, in the first quarter of 2015.

“Our strong first quarter financial results position AAM to achieve our full year 2016 financial targets,” said David C. Dauch, AAM’s Chairman and Chief Executive Officer. “As we look forward to the remainder of 2016, we remain focused on supporting the launch of programs in our new business backlog and advancing AAM’s product technology to drive long-term profitable growth and shareholder value.”

AAM's sales in the first quarter of 2016 were $969.2 million as compared to $969.1 million in the first quarter of 2015. Non-GM sales were $323.2 million in the first quarter of 2016 as compared to $328.9 million in the first quarter of 2015.

AAM's content-per-vehicle is measured by the dollar value of its product sales supporting our customers’ North American light truck and SUV programs. In the first quarter of 2016, AAM’s content-per-vehicle was $1,611 as compared to $1,676 in the first quarter of 2015.

AAM’s gross profit in the first quarter of 2016 increased $21.2 million to $174.0 million, or 18.0% of sales, as compared to $152.8 million, or 15.8% of sales, in the first quarter of 2015.

AAM’s SG&A spending in the first quarter of 2016 was $75.6 million, or 7.8% of sales, as compared to $68.5 million, or 7.1% of sales, in the first quarter of 2015. AAM's R&D spending in the first quarter of 2016 was $30.9 million as compared to $27.3 million in the first quarter of 2015.

AAM defines EBITDA to be earnings before interest, income taxes, depreciation and amortization. In the first quarter of 2016, AAM’s EBITDA was $149.8 million, or 15.5% of sales, as compared to $137.5 million, or 14.2% of sales, in the first quarter of 2015.

AAM defines free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment.

Net cash provided by operating activities for the first quarter of 2016 was $26.2 million. Capital spending, net of proceeds from the sale of property, plant and equipment, for the first quarter of 2016 was $50.0 million. Reflecting the impact of this activity, AAM's free cash flow was a use of $23.8 million for the first quarter of 2016.

Share Repurchase Program
AAM announced today that the Board of Directors authorized a share repurchase program of up to $100 million of AAM's common shares through December 31, 2018 as part of AAM's overall capital allocation strategy. "The authorization of a share repurchase program by the Board of Directors demonstrates the confidence in AAM's long-term growth and strong free cash flow generation as well as our commitment to create and deliver value to our shareholders," said Dauch.

The repurchase of shares may be made in the open market or in privately negotiated transactions and will be funded through available cash balances and cash flow from operations. The timing and amount of any share repurchases will be determined based on market and economic conditions, share price, alternative uses of capital and other factors.

First Quarter 2016 Conference Call
A conference call to review AAM’s first quarter 2016 results and related matters is scheduled today at 10:00 a.m. ET. Interested participants may listen to the live conference call by logging onto AAM's investor web site at http://investor.aam.com or calling (855) 681-2072 from the United States or (973) 200-3383 from outside the United States. A replay will be available from 1:00 p.m. ET on May 6, 2016 until 11:59 p.m. ET May 13, 2016 by dialing (855) 859-2056 from the United States or (404) 537-3406 from outside the United States. When prompted, callers should enter conference reservation number 87956018.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, AAM has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with Securities and Exchange Commission rules and is included in the attached supplemental data.

Management believes that these non-GAAP financial measures are useful to both management and its stockholders in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

AAM is a world leader in the manufacture, engineering, design and validation of driveline and drivetrain systems and related components and modules, chassis systems, electric drive systems and metal-formed products for light trucks, sport utility vehicles, passenger cars, crossover vehicles and commercial vehicles. In addition to locations in the United States (Michigan, Ohio, and Indiana), AAM also has offices or facilities in Brazil, China, Germany, India, Japan, Luxembourg, Mexico, Poland, Scotland, South Korea, Sweden and Thailand.

In this earnings release, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: reduced purchases of our products by General Motors Company (GM), FCA US LLC (FCA), or other customers; reduced demand for our customers' products (particularly light trucks and sport utility vehicles (SUVs) produced by GM and FCA); our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to respond to changes in technology, increased competition or pricing pressures; our ability to attract new customers and programs for new products; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; supply shortages or price increases in raw materials, utilities or other operating supplies for us or our customers as a result of natural disasters or otherwise; liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers; our ability or our customers' and suppliers' ability to successfully launch new product programs on a timely basis; our ability to realize the expected revenues from our new and incremental business backlog; our ability to successfully implement upgrades to our enterprise resource planning systems; negative or unexpected tax consequences; risks inherent in our international operations (including adverse changes in political stability, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations); our ability to consummate and integrate acquisitions and joint ventures; our ability to maintain satisfactory labor relations and avoid work stoppages; our suppliers', our customers' and their suppliers' ability to maintain satisfactory labor relations and avoid work stoppages; price volatility in, or reduced availability of, fuel; global economic conditions; our ability to protect our intellectual property and successfully defend against assertions made against us; our ability to attract and retain key associates; availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes including acquisitions, as well as our ability to comply with financial covenants; our customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; changes in liabilities arising from pension and other postretirement benefit obligations; risks of noncompliance with environmental laws and regulations or risks of environmental issues that could result in unforeseen costs at our facilities; adverse changes in laws, government regulations or market conditions affecting our products or our customers' products (such as the Corporate Average Fuel Economy (CAFE) regulations); our ability or our customers' and suppliers' ability to comply with the Dodd-Frank Act and other regulatory requirements and the potential costs of such compliance; and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

# # #

For more information:

Investor Contact
Jason P. Parsons
Director, Investor Relations
(313) 758-2404
jason.parsons@aam.com

Media Contact
Christopher M. Son
Director, Marketing & Communications
(313) 758-4814
chris.son@aam.com

Or visit the AAM website at www.aam.com.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
	(in millions, except per share data)

Net sales	$969.2	$969.1

Cost of goods sold	795.2	816.3

Gross profit	174.0	152.8

Selling, general and administrative expenses	75.6	68.5

Operating income	98.4	84.3

Interest expense	(23.6)	(25.1)

Investment income	0.6	0.8

Other income, net	1.0	2.4

Income before income taxes	76.4	62.4

Income tax expense	15.3	9.2

Net income	$61.1	$53.2

Diluted earnings per share	$0.78	$0.68

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
	(in millions)

Net income	$61.1	$53.2

Other comprehensive income (loss)
Defined benefit plans, net of tax	4.2	3.9
Foreign currency translation adjustments	15.0	(31.5)
Changes in cash flow hedges	3.4	(0.5)
Other comprehensive income (loss)	22.6	(28.1)

Comprehensive income	$83.7	$25.1

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2016	December 31, 2015
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$262.0	$282.5
Accounts receivable, net	643.9	539.1
Inventories, net	229.7	230.5
Prepaid expenses and other	79.4	72.1
Total current assets	1,215.0	1,124.2

Property, plant and equipment, net	1,063.5	1,046.2
Deferred income taxes	364.2	373.6
Goodwill	154.7	154.4
GM postretirement cost sharing asset	239.0	243.2
Other assets and deferred charges	269.4	261.1
Total assets	$3,305.8	$3,202.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt	$3.4	$3.3
Accounts payable	483.4	412.7
Accrued compensation and benefits	101.5	128.0
Deferred revenue	23.9	22.9
Accrued expenses and other	105.6	132.3
Total current liabilities	717.8	699.2

Long-term debt, net	1,382.1	1,375.7
Deferred revenue	60.8	65.7
Postretirement benefits and other long-term liabilities	758.2	760.6
Total liabilities	2,918.9	2,901.2

Total stockholders' equity	386.9	301.5
Total liabilities and stockholders' equity	$3,305.8	$3,202.7

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
	(in millions)
Operating Activities
Net income	$61.1	$53.2
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	49.8	50.0
Other	(84.7)	(96.8)
Net cash provided by operating activities	26.2	6.4

Investing Activities
Purchases of property, plant & equipment	(50.6)	(43.6)
Proceeds from sale of property, plant & equipment	0.6	0.1
Net cash used in investing activities	(50.0)	(43.5)

Financing Activities
Net debt activity	4.6	(1.2)
Purchase of treasury stock	(3.5)	(0.3)
Employee stock option exercises	—	0.4
Net cash provided by (used in) financing activities	1.1	(1.1)

Effect of exchange rate changes on cash	2.2	(5.3)

Net decrease in cash and cash equivalents	(20.5)	(43.5)

Cash and cash equivalents at beginning of period	282.5	249.2

Cash and cash equivalents at end of period	$262.0	$205.7

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.
Earnings before interest expense, income taxes, depreciation and amortization (EBITDA)(a)

	Three Months Ended
	March 31,
	2016	2015
	(in millions)

Net income	$61.1	$53.2
Interest expense	23.6	25.1
Income tax expense	15.3	9.2
Depreciation and amortization	49.8	50.0
EBITDA	$149.8	$137.5

Net debt(b) to capital

	March 31, 2016	December 31, 2015
	(in millions, except percentages)

Current portion of long-term debt	$3.4	$3.3
Long-term debt, net	1,382.1	1,375.7
Total debt, net	1,385.5	1,379.0
Less: cash and cash equivalents	262.0	282.5
Net debt at end of period	1,123.5	1,096.5
Stockholders' equity	386.9	301.5
Total invested capital at end of period	$1,510.4	$1,398.0

Net debt to capital(c)	74.4%	78.4%

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Free Cash Flow(d)

	Three Months Ended
	March 31,
	2016	2015
	(in millions)

Net cash provided by operating activities	$26.2	$6.4
Less: Purchases of property, plant & equipment, net of proceeds from sale of property, plant & equipment	(50.0)	(43.5)
Free cash flow	$(23.8)	$(37.1)

________________________________________

(a)
We define EBITDA to be earnings before interest, income taxes, depreciation and amortization. We believe that EBITDA is a meaningful measure of performance as it is commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA differently.

(b)	Net debt is equal to total debt, net less cash and cash equivalents.

(c)
Net debt to capital is equal to net debt divided by the sum of stockholders' equity and net debt. We believe that net debt to capital is a meaningful measure of financial condition as it is commonly utilized by management, investors and creditors to assess relative capital structure risk. Other companies may calculate net debt to capital differently.

(d)
We define free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment. We believe free cash flow is a meaningful measure as it is commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Free cash flow is also a key metric used in our calculation of incentive compensation. Other companies may calculate free cash flow differently.